                                                                    EXHIBIT 23.4


                       CONSENT OF ROSEN CONSULTING GROUP


To Prime Group Realty Trust:

          In connection with Prime Group Realty Trust's public offering of 5,750,000 cumulative redeemable preferred shares of beneficial interest, we hereby consent (i) to the use of our report, "Economic, Office and Industrial Market Trends in Chicago, Nashville, Knoxville, Milwaukee and Columbus", dated May 26, 1998, in the Company's Registration Statement on Form S-11 initially filed with the Securities and Exchange Commission (the "SEC") on May 1, 1998, as amended by Amendment No. 1 thereto filed with the SEC on May 14, 1998, Amendment No. 2 thereto filed with the SEC on May 20, 1998 and Amendment No. 3 thereto filed with the SEC on May 29, 1998 (as so amended, the "Registration Statement"), (ii) to all references to our firm included in or made a part of the Registration Statement and (iii) to the reference to our firm as experts in the Section under the caption "Experts" in the Registration Statement.


                                       Sincerely,

                                       ROSEN CONSULTING GROUP

                                       /s/ KENNETH T. ROSEN
                                       ------------------------------
                                       By:  Kenneth T. Rosen
                                       Its: President


Berkeley, California
May 29, 1998